As filed with the Securities and Exchange Commission on September 26, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Soluna Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	14-1462255
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

325 Washington Avenue Extension

Albany, New York 12205

(516) 216-9257

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

John Belizaire

Chief Executive Officer

Soluna Holdings, Inc.

325 Washington Ave Extension

Albany, New York 12205

(516) 216-9257

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Steven E. Siesser, Esq.

Daniel L. Forman, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

(212) 204-8688

Approximate date of commencement of proposed sale to the public: From time to time, as determined by the Selling Securityholder, after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer:	☐	Accelerated filer:	☐

Non-accelerated filer:	☒	Smaller reporting company:	☒

		Emerging growth company:	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling securityholder may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 26, 2025

PRELIMINARY PROSPECTUS

Soluna Holdings, Inc.

2,000,000 Common Warrants to Purchase Up to 2,000,000 Shares of Common Stock

2,000,000 Pre-Funded Warrants to Purchase Up to 2,000,000 Shares of Common Stock

Up to 4,000,000 Shares of Common Stock Underlying the Common Warrants and the Pre-Funded Warrants

This prospectus relates to the resale of (i) 2,000,000 common warrants (the “Common Warrants”) to purchase up to 2,000,000 shares of common stock (the “Common Warrant Shares”) of Soluna Holdings, Inc. (the “Company,” “we,” “our” or “us”), par value $0.001 per share (the “common stock”), (ii) 2,000,000 pre-funded warrants (the “Pre-Funded Warrants” and together with the Common Warrants, the “Warrants”) to purchase up to 2,000,000 shares of common stock (the “Pre-Funded Warrant Shares” and together with the Common Warrant Shares, the “Warrant Shares”), and (iii) up to 4,000,000 Warrant Shares (together with the Warrants, the “Securities”), by the selling securityholder listed in this prospectus (the “Selling Securityholder”). The Warrants were issued to the Selling Securityholder in connection with that certain Credit and Guaranty Agreement, dated September 12, 2025 (the “Credit Agreement”), by and among Soluna DVSL ComputeCo, LLC, Soluna DVSL II ComputeCo, LLC, Soluna KK I ComputeCo, LLC (collectively, the “Borrowers”), Generate Lending, LLC, as administrative agent and collateral agent (the “Agent”), and Generate Strategic Credit Master Fund I-A, L.P. (the “Lender”) in a private placement offering (the “Private Placement”). For additional information about the Private Placement, see “Private Placement.”

The Selling Securityholder may, from time to time, sell, transfer or otherwise dispose of any or all of the Securities on any stock exchange, market or trading facility on which the Securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” in this prospectus for more information. We will not receive any proceeds from the resale or other disposition of the Securities by the Selling Securityholder. See “Use of Proceeds” beginning on page 13 and “Plan of Distribution” beginning on page 14 of this prospectus for more information.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “SLNH”. The last reported sale price for our common stock on September 25, 2025 on Nasdaq was $2.94.

You should read this prospectus, together with the additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described in the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Securities and Exchange Commission, or the SEC, on March 31, 2025 and our other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus and the information incorporated by reference herein.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2025.

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ABOUT THIS PROSPECTUS

This prospectus forms part of a registration statement that we filed with the SEC, and that includes exhibits that provide more detail with respect to the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before making your investment decision.

You should rely only on the information provided in this prospectus or in a prospectus supplement or any free writing prospectuses or amendments thereto. Neither we, nor the Selling Securityholder, have authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus is accurate only as of the date hereof. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither we, nor the Selling Securityholder, are offering to sell or seeking offers to purchase the Securities in any jurisdiction where the offer or sale is not permitted. We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Securities as to distribution of the prospectus outside of the United States.

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PROSPECTUS SUMMARY

The following summary highlights some information from this prospectus. It is not complete and does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus, including the “Risk Factors” section on page 9 and the disclosures to which that section refers you, the financial statements and related notes and the other more detailed information appearing elsewhere or incorporated by reference into this prospectus before investing in any of the securities described in this prospectus.

Corporate Overview

Our mission is to make renewable energy a global superpower using computing as a catalyst.

We develop and operate digital infrastructure that taps into a growing global opportunity: the convergence of renewable energy and High-Performance Computing (“HPC”). We call this model Renewable Computing™.

Across the world, vast amounts of clean energy go to waste due to curtailment. At the same time, there is a critical shortage of power for energy-intensive infrastructure like Artificial Intelligence (“AI”), HPC, and Bitcoin mining. Renewable Computing™ bridges this gap-unlocking stranded renewable energy and turning it into scalable computing power.

We build, own or co-own, and operate data centers co-located with wind, solar, and hydroelectric plants. Our modular and scalable design supports high-throughput, batchable applications such as Bitcoin, and soon, HPC/AI workloads. These facilities are managed by MaestroOS™, our proprietary operating system (“MaestroOS”), which continuously analyzes signals like local power pricing, weather, grid demand, and market conditions to optimize performance and economics.

This intelligent orchestration enables long-term asset monetization and attractive returns on invested capital. Our approach is purpose-built for the energy transition. We specialize in curtailment solutions, working closely with leading renewable energy developers to access underutilized, low-cost power. Our behind-the-meter model allows us to draw energy directly from the plant or the grid, while also providing demand response services-reducing costs and enhancing grid resilience.

A key strategic advantage is our model of co-locating data centers directly with renewable power generation assets. By building behind the meter, we are able to bypass long interconnection queues and source electricity directly from the generation site. This structure not only improves power economics, but also accelerates time-to-market-an increasingly important factor for companies with large, time-sensitive computing workloads such as AI and HPC.

With a repeatable strategy and a growing pipeline of projects, we are scaling a new category of digital infrastructure-one that energizes the grid, lowers computing costs, and advances a more sustainable future.

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We operate across multiple business lines and generate revenue from four primary sources, as described below:

●	Bitcoin Mining Business – We mine Bitcoin through proprietary operations and joint ventures located at our data centers.

●	Bitcoin Hosting Business – We provide hosting services to third-party Bitcoin mining customers at our data centers.

●	High Performance Computing Business – We offer colocation and hosting services for companies seeking to train large language models (LLMs), fine-tune existing artificial intelligence models, and deploy other compute-intensive AI or HPC workloads.

●	Demand Response Business – We leverage our data center infrastructure to provide demand response services to grid operators.

Lines of Business

Bitcoin Mining Business

We engage in proprietary Bitcoin mining, a process that verifies transactions and secures the Bitcoin blockchain. This process involves the use of specialized computing equipment to solve complex cryptographic algorithms. Miners compete to solve these algorithms; the first to do so is awarded a predetermined number of newly issued Bitcoins (the “Block Reward”) and any transaction fees associated with that block.

We participate in one or more mining pools-collaborative networks of miners who combine computing power to improve the probability of earning rewards. Block Rewards earned by the pool are distributed among participants based on each member’s proportional contribution. This model helps reduce revenue volatility compared to solo mining operations.

Our mining operations are energy-intensive and require significant computational resources. We operate data centers equipped with both proprietary and third-party hardware and software. Our proprietary data center operating system, MaestroOS, is used to optimize performance, manage power consumption, and increase operational efficiency.

Revenue from Bitcoin mining consists of Block Rewards and transaction fees and is recognized upon receipt in accordance with applicable accounting guidance. Upon receipt, all digital assets are promptly converted into U.S. dollars through the Coinbase cryptocurrency exchange.

The profitability of this business is affected by several variables, including the market price of Bitcoin, global network hash rate, mining difficulty, electricity and infrastructure costs, and mining pool fees. In addition, Bitcoin undergoes a periodic “halving” event approximately every four years, reducing the Block Reward and potentially impacting future revenue. For the three and six months ended June 30, 2025, our Bitcoin Mining Business represented approximately 46% and 48% of total revenue. For the three and six months ended June 30, 2024, our Bitcoin Mining Business represented approximately 46% and 49% of total revenue.

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Bitcoin Hosting Business

We provide colocation and hosting services for third-party Bitcoin mining customers at our data centers. Customers contract space based on their power requirements. Our current customer base includes several large-scale (“Hyperscale”) Bitcoin miners. Contracts typically range from 12 to 24 months in duration.

We offer two primary commercial structures:

1	Fixed-Fee Model – Customers pay a fixed fee based on the volume of energy consumed.

2	Profit-Share Model – Customers pay a share of the profits from their mining activity, with power costs passed through.

For the three and six months ended June 30, 2025, our Bitcoin Hosting Business accounted for approximately 51% and 46% of total revenue. For the three and six months ended June 30, 2024, our Bitcoin Hosting Business accounted for approximately 51% and 46% of total revenue. Revenue in the Bitcoin Hosting Business was concentrated among a small number of customers. For the three months ended June 30, 2025, three customers made up approximately 79% of hosting revenue and 40% of total revenue. For the six months ended June 30, 2025, three customers made up approximately 80% of hosting revenue and 37% of total revenue.

High Performance Computing (HPC) Business

In June 2024, we began providing GPU-as-a-Service in partnership with Hewlett Packard Enterprise Company (“HPE”), offering GPU resources to startups, enterprises, and GPU marketplaces for a fee. As further described in our Annual Report, we terminated our agreement with HPE.

We are currently developing new infrastructure projects intended to support AI and HPC workloads. These efforts include engagement with potential joint venture partners, conducting site and feasibility studies, securing access to power and land, and performing other early-stage development activities.

Our first planned AI/HPC colocation project is Project Kati, which is in advanced development. Additional projects, including the announced Project Rosa, are also in progress. For the fiscal year 2024 and the six months ended June 30, 2025, we generated minimal revenue from our HPC Business.

Demand Response Business

We provide demand response services to grid operators and utilities by leveraging our data centers as dispatchable energy resources. In select states where we operate, our data centers are enrolled in ancillary services programs that support grid reliability.

Under these programs, we commit to reducing a facility’s power consumption to a predetermined level when called upon by the grid operator. In return, we receive compensation for maintaining this dispatch capability, provided we meet specific performance criteria. For example, to qualify for compensation in a given period-typically monthly-the data center must meet minimum uptime and availability requirements.

For the three and six months ended June 30, 2025, our Demand Response Business represented approximately 3% and 6% of total revenue. For the three and six months ended June 30, 2024, our Demand Response Business represented approximately 3% and 5% of total revenue.

Recent Developments

Generate Loan Facility

As described elsewhere in this prospectus, on September 12, 2025, the Borrowers, Agent and Lender entered into the Credit Agreement. In connection with the Credit Agreement, the Company issued the Warrants to the Selling Securityholder. For additional information, see “Private Placement” on page 8 of this prospectus.

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Chief Financial Officer Resignation and Appointment

On August 5, 2025, John Tunison, the Company’s Chief Financial Officer, notified the Company that, effective August 21, 2025, he will resign from his position as Chief Financial Officer and Treasurer of the Company. In connection with Mr. Tunison’s resignation, on August 8, 2025, David C. Michaels, a member of the Company’s Board of Directors, was appointed as the Company’s interim Chief Financial Officer and Treasurer, effective August 21, 2025.

Project Kati Financing

On July 22, 2025, the Company closed a $20 million round of financing from Spring Lane Capital for a 35 megawatt (MW) expansion of Project Kati in Texas with Project Kati 1. The funds will be used for the construction of Project Kati 1 beginning in the third quarter of 2025.

July 2025 Public Offering

On July 15, 2025, the Company entered into a securities purchase agreement with the purchasers signatory thereto, pursuant to which the Company sold in a public offering (the “July 2025 Offering”) an aggregate of (i) 8,794,544 shares of Common Stock; (ii) pre-funded warrants to purchase 296,365 shares of Common Stock; (iii) Series A warrants (the “Series A Warrants”) to purchase 9,090,909 shares of Common Stock; and (iv) Series B warrants to purchase 9,090,909 shares of Common Stock.

Each share of common stock or pre-funded warrant was sold together with one Series A Warrant to purchase one Share and one Series B Warrant to purchase one share of common stock. The combined public offering price for each share of common stock (or pre-funded warrant) and accompanying Series A Warrant and Series B Warrant was $0.55. The pre-funded warrants have an exercise price of $0.001 per share, are exercisable immediately upon issuance and will expire when exercised in full. Each Series A Warrant and Series B Warrant has an exercise price of $0.55 per share and is exercisable immediately upon issuance. The Series A Warrants will expire on the five-year anniversary of the initial exercise date and the Series B Warrants will expire on the twenty-four-month anniversary of the initial exercise date.

The net proceeds of the July 2025 Offering, after deducting the fees and expenses of the placement agent, and other offering expenses payable by the Company, but excluding the net proceeds, if any, from the exercise of the Series A Warrants and Series B Warrants, is approximately $4.3 million. The July 2025 Offering closed on July 17, 2025.

Project Specific Developments

Project Hedy

We have signed a term sheet for power for Project Hedy, a new 120 MW data center co-located with a 200 MW wind farm in South Texas. The wind farm is owned by a new power partner-a multinational conglomerate that focuses on developing and managing sustainable infrastructure solutions, with a strong emphasis on renewable energy, water management, and services, aiming to contribute to a low-carbon economy and a better planet.

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Project Ellen

We have signed a term sheet for power for Project Ellen, a new 100 MW data center co-located with a 145 MW wind farm in South Texas. The wind farm is owned by a new power partner-a leader in renewable energy and sustainable infrastructure both in the U.S. and internationally. Project Ellen will be developed in two 50MW phases, leveraging wind energy to drive sustainable computing at scale.

Project Annie

We have signed a term sheet for power for Project Annie, a new 75 MW data center co-located with a 114 MW solar farm in Northeast Texas. The solar farm is owned by a new power partner-a leader in renewable energy and sustainable infrastructure both in the U.S. and internationally.

Implications of Being a Smaller Reporting Company

We qualify as a “smaller reporting company” under applicable SEC regulations. A smaller reporting company may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in our periodic reports and registration statements, including this prospectus, and reduced disclosure about our executive compensation arrangements;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, as amended, on the effectiveness of our internal controls over financial reporting; and

●	reduced disclosure obligations regarding executive compensation arrangements in our periodic reports, proxy statements and registration statements, including this prospectus.

We will continue to be a smaller reporting company as long as we have a public float (determined as of the end of our second fiscal quarter) of less than $250 million or have annual revenues of less than $100 million as of the last fiscal year for which we have audited financial statements and a public float of less than $700 million.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

Corporate Information

Soluna Holdings, Inc. (“SHI”), formerly known as Mechanical Technology, Incorporated, which was originally incorporated in the State of New York in 1961, reincorporated in the State of Nevada on March 29, 2021, and is headquartered in Albany, New York. Effective November 2, 2021, the Company changed its name from “Mechanical Technology, Incorporated” (or “MTI”) to “Soluna Holdings, Inc.” On October 29, 2021, Soluna Callisto Holdings, Inc. merged into Soluna Computing, Inc. (“SCI”), a private green data center development company and a subsidiary of SHI. MTI Instruments, Inc., a subsidiary of SHI, was sold on April 11, 2022. On March 23, 2021, our common stock commenced trading on the Nasdaq. We formed a wholly owned subsidiary of SHI on December 27, 2023, SDI. Effective December 31, 2023, SCI transferred substantially all of its assets to SHI or its subsidiaries, including SDI.

Our principal executive office is located at 325 Washington Avenue Extension, Albany, NY 12205, and our phone number is (516) 216-9257. Our principal website address is www.solunacomputing.com.

Information contained in, or accessible through, our website does not constitute part of this prospectus or registration statement and inclusions of our website address in this prospectus or registration statement are inactive textual references only. You should not rely on any such information in making your decision whether to purchase our securities.

We make available free of charge on or through our website access to press releases and investor presentations, as well as all materials that we file electronically with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after electronically filing such materials with, or furnishing them to, the SEC. The SEC maintains an Internet website, www.sec.gov, that contains reports, proxy and information statements and other information that we file electronically with the SEC.

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THE OFFERING

Common Warrants Offered by the Selling Securityholder	2,000,000 Common Warrants to purchase up to 2,000,000 shares of common stock. The Common Warrants have an exercise price of $1.18 per share of common stock, became exercisable upon issuance, and will expire five years from the date of issuance.

Pre-Funded Warrants Offered by the Selling Securityholder	2,000,000 Pre-Funded Warrants to purchase up to 2,000,000 shares of common stock. The Pre-Funded Warrants have an exercise price of $0.0001 per share of common stock, became exercisable upon issuance, and will expire five years from the date of issuance.

Common Stock Offered by the Selling Securityholder	Up to 4,000,000 Warrant Shares issuable upon exercise of the Warrants.

Use of Proceeds	We will not receive any proceeds from the Securities offered by the Selling Securityholder pursuant to this prospectus. Please see the section entitled “Use of Proceeds” on page 13 of this prospectus for a more detailed discussion.

National Securities Exchange Listing	Our common stock is currently listed on the Nasdaq Capital Market under the symbol “SLNH.”

Risk Factors	An investment in our securities involves a high degree of risk. Please see the section entitled “Risk Factors” beginning on page 9 of this prospectus. In addition before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described in the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 31, 2025, and other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus and the information incorporated by reference herein.

When we refer to the Selling Securityholder in this prospectus, we are referring to the Selling Securityholder identified in this prospectus and, as applicable, its permitted transferees, or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

The above discussion and table are based on 61,531,705 shares of our common stock outstanding as of September 24, 2025, and excludes:

●	2,645 shares of our common stock issuable upon the exercise of options outstanding at a weighted average exercise price of $21.45 per share;

●	199,190 shares of our common stock underlying restricted stock units;

●	1,250,000 shares of our common stock issuable upon conversion of our Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”); and

●	8,446,527 shares of our common stock issuable upon the exercise of outstanding warrants, including pre-funded warrants, at a weighted average exercise price of $1.93 per share.

As of September 18, 2025, we had 4,928,545 shares of our 9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), issued and outstanding, and 62,500 shares of our Series B Preferred Stock issued and outstanding.

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PRIVATE PLACEMENT

On September 12, 2025, the Borrowers, Agent and Lender entered into the Credit Agreement. The Credit Agreement provides for senior secured term loan commitments in an aggregate principal amount of up to $35.5 million, comprised of (i) Tranche A-1 ($5.5 million), (ii) Tranche A-3 ($11.5 million), and (iii) Tranche B ($18.5 million). In addition, the Credit Agreement permits the Borrowers to request one or more Additional Tranche Loan Commitments (as defined in the Credit Agreement), in the aggregate amount of up to $64.5 million, subject to the approval of the Lender and the Agent, for project-level financing of eligible projects. On September 12, 2025, the Borrowers borrowed $12,623,591 under the Credit Agreement, comprised of Tranche A-1 loans and Tranche A-3 loans. The Company can draw upon Tranche B from September 12, 2025 until October 31, 2026, subject to the conditions set forth in the Credit Agreement. The maturity date for the Tranche A and Tranche B loans is the earlier of (i) payment of outstanding principal, interest, and fees and (ii) September 12, 2030. Additional Tranche Loan Commitments will have maturity dates as set forth in their respective amendments to the Credit Agreement.

In connection with the Credit Agreement, the Company issued the Selling Securityholder in the Private Placement: (i) 2,000,000 Pre-Funded Warrants to purchase up to 2,000,000 shares of common stock and (ii) 2,000,000 Common Warrants to purchase up to 2,000,000 shares of common stock. The Warrants issued to the Selling Securityholder in the Private Placement were issued and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act promulgated thereunder and in reliance on similar exemptions under applicable state laws. For additional information regarding the terms of the Warrants, see “Description of Securities”).

Also on September 12, 2025, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Selling Securityholder, pursuant to which the Company agreed to file one or more registration statements on Form S-3 covering the resale or other disposition of the Warrants and the Warrant Shares. Pursuant to the Registration Rights Agreement, the Company has, among other things, agreed to: (i) file a registration statement covering the Warrants and the Warrant Shares no later than fifteen (15) days after the date the Company entered into the Registration Rights Agreement (the “Filing Date”), (ii) cause such registration statement to be declared effective under the Securities Act as soon as reasonably practicable but, in any event, no later than seventy-five (75) days after the Filing Date (or thirty (30) days if the SEC does not review such registration statement), and (iii) use its best efforts to keep any such registration statement continuously effective until (a) the date that all of the Warrants and Warrant Shares have been publicly sold by the Selling Securityholder, (b) the date that all of the Warrants and Warrant Shares have been previously sold in accordance with Rule 144, (c) such time as both (x) all of such Warrants and Warrant Shares may be sold by the Selling Securityholder without any restriction pursuant to Rule 144, including holding period, volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, and (y) the Selling Securityholder, together with its affiliates, holds less than 3.0% of the Company’s then outstanding shares of common stock, or (d) five (5) years from the effective date of the first registration statement filed with the SEC registering for resale the Warrants and the Warrant Shares. We have filed the Registration Statement of which this prospectus forms a part pursuant to the Registration Rights Agreement.

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RISK FACTORS

Before purchasing any of the securities you should carefully consider the risk factors incorporated by reference in this prospectus from our most recent Annual Report on Form 10-K and any subsequent updates described in our Quarterly Reports on Form 10-Q. For a description of these reports and information about where you can find them, see “Additional Information” and “Incorporation of Certain Information By Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business and prospects.

Risks Related to This Offering

There is no public market for the Warrants being offered in this offering.

There is no established public trading market for the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the Warrants will be limited.

The Holder of the Warrants purchased in this offering will have no rights as a holder of common stock until such holder exercises such Warrants and acquires our common stock.

Until the holder of the Warrants acquires shares of our common stock upon exercise of such Warrants, the holder will have no rights with respect to the shares of our common stock underlying such Warrants. Upon exercise of the Warrants, the holder will be entitled to exercise the rights of a holder of common stock only as to matters for which the record date occurs after the exercise date. Notwithstanding the foregoing, the holder of the Warrants may be entitled to dividends or other distributions of the Company’s assets made to the holders of common stock in limited circumstances (the “Distribution Rights”).

The Warrants being offered are speculative in nature.

Notwithstanding the Distribution Rights, the Warrants do not confer any rights of common stock ownership on its holder, such as voting rights, but rather merely represents the right to acquire shares of common stock at a fixed price for a limited period of time. Moreover, following this offering, the market value of the Warrants, if any, will be uncertain and there can be no assurance that the market value of the Warrants will equal or exceed its imputed offering price. The Warrants will not be listed or quoted for trading on any market or exchange. There can be no assurance that the market price of our common stock will ever equal or exceed the exercise price of the Warrants, and consequently, the Warrants may expire valueless.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain, and our officers and representatives may from time to time make, forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “estimate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions intended to identify statements about the future. These statements speak only as of the date of this prospectus and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements include, without limitation, statements about the following:

●	the availability of financing opportunities, risks associated with economic conditions, dependence on management and conflicts of interest;

●	the ability to service debt obligations and maintain flexibility in respect of debt covenants;

●	economic dependence on regulated terms of service and electricity rates;

●	the speculative and competitive nature of the technology sector;

●	our ability to attract and retain hosted customers for our hosting operations;

●	dependency in continued growth in blockchain and cryptocurrency usage;

●	lawsuits and other legal proceedings and challenges;

●	conflict of interests with directors and management;

●	government regulations;

●	our ability to construct and complete the anticipated expansion of our data centers;

●	the impact of global economic and market conditions and political developments on our business, including, among others, tariffs, rising inflation and capital market disruptions, economic sanctions, bank failures, regional conflicts around the world, and economic slowdowns or recessions that may result from such developments which could harm our research and development efforts as well as the value of our common stock and our ability to access capital markets; and

●	other factors beyond our control.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein and in the documents incorporated by reference herein or risk factors that we are faced with that may cause our actual results to differ from those anticipate in our forward-looking statements. Factors that may affect our results include, but are not limited to, the risks and uncertainties discussed in the “Risk Factors” section on page 9 of this prospectus, in our Annual Report on Form 10-K or in other reports we file with the SEC.

Moreover, new risks regularly emerge, and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. The Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act do not protect any forward-looking statements that we make in connection with this offering. All forward-looking statements included in this prospectus and in the documents incorporated by reference in this prospectus are based on information available to us on the date of this prospectus or the date of the applicable document incorporated by reference. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus and in the documents incorporated by reference in this prospectus. We qualify all of our forward-looking statements by these cautionary statements. We have expressed our expectations, beliefs and projections in good faith and believe they have a reasonable basis. However, we cannot assure you that our expectations, beliefs or projections will result or be achieved or accomplished.

You should rely only on the information in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it.

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SELLING SECURITYHOLDER

This prospectus covers the resale or other disposition by the securityholder identified in the table below of (i) 2,000,000 Common Warrants to purchase up to 2,000,000 shares of common stock; (ii) 2,000,000 Pre-Funded Warrants to purchase up to 2,000,000 shares of common stock and (iii) 4,000,000 Warrant Shares issuable upon exercise of the Warrants. For additional information regarding the Securities included in this prospectus, see the section titled “Private Placement.” We are registering the Securities included in this prospectus in order to permit the Selling Securityholder to offer such Securities for resale from time to time. The term “Selling Securityholder” includes the securityholder listed in the table below and its permitted transferees.

The Warrants held by the Selling Stockholder contains limitations which prevent the Selling Stockholder from exercising such Warrants if such exercise would cause the Selling Stockholder, together with certain related parties, to beneficially own a number of shares of common stock which would exceed 9.99% of our then outstanding shares of common stock following such exercise, excluding for purposes of such determination, shares of common stock issuable upon exercise of the Warrants which have not been exercised.

The table below sets forth, as of September 17, 2025, the following information regarding the Selling Securityholder:

●	the name of the Selling Securityholder;

●	the number of shares of common stock and Warrants owned by the Selling Securityholder prior to this offering, without regard to any limitations on exercises;

●	the number of shares of common stock and Warrants to be offered by the Selling Securityholder in this offering;

●	the number of shares of common stock and Warrants to be owned by the Selling Securityholder assuming the sale of all of the Warrant Shares and Warrants covered by this prospectus; and

●	the percentage of our issued and outstanding shares of common stock and Warrants to be owned by the Selling Securityholder assuming the sale of all of the Warrant Shares and Warrants covered by this prospectus, based on the number of shares of our common stock and Warrants issued and outstanding as of September 17, 2025.

Except as described otherwise, the number of shares of common stock and Warrants beneficially owned by the Selling Securityholder has been determined in accordance with Rule 13d-3 under the Exchange Act and includes, for such purpose, shares of common stock and Warrants that the Selling Securityholder has the right to acquire within 60 days of September 17, 2025.

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All information with respect to the common stock ownership of the Selling Securityholder has been furnished by or on behalf of the Selling Securityholder. We believe, based on information supplied by the Selling Securityholder, that except as may otherwise be indicated in the footnotes to the table below, the Selling Securityholder has sole voting and dispositive power with respect to the shares of common stock and Warrants reported as beneficially owned by the Selling Securityholder. Because the Selling Securityholder identified in the table may sell some or all of the shares of common stock or Warrants beneficially owned by it and covered by this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of common stock or Warrants, no estimate can be given as to the number of shares of common stock or Warrants available for resale hereby that will be held by the Selling Securityholder upon termination of this offering. In addition, the Selling Securityholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of common stock or Warrants it beneficially owns in transactions exempt from the registration requirements of the Securities Act after the date on which it provides the information set forth in the table below. We have, therefore, assumed for the purposes of the following table, that the Selling Securityholder will sell all of the shares of common stock and Warrants owned beneficially by it that are covered by this prospectus, but will not sell any other shares of common stock or Warrants that it presently owns. Except in connection with the transactions contemplated by the Credit Agreement and ownership of the Warrants, neither the Selling Securityholder, nor any persons (entities or natural persons) who have control over the Selling Securityholder, have held any position or office, or have otherwise had any material relationship with us or any of our subsidiaries within the past three years.

	Beneficial Ownership Before This Offering								Beneficial Ownership After This Offering
Selling Securityholder	Number of Shares Beneficially Owned		Number of Warrants Beneficially Owned		Shares to be Sold in the Offering		Warrants to be Sold in the Offering		Number of Shares Beneficially Owned(4)	Percentage of Outstanding Shares	Number of Warrants Beneficially Owned(4)	Percentage of Outstanding Warrants
Generate Strategic Credit Master Fund I-B, L.P. (1)	4,000,000	(2)	4,000,000	(3)	4,000,000	(2)	4,000,000	(3)	-	-	-	-

(1)	Generate Strategic Credit Master Fund I-B, L.P. is the record holder of the Warrants. Generate Strategic Credit Fund GP, L.P. is the general partner of Generate Strategic Credit Master Fund I-B, L.P., GCP Holdings I, LLC is the general partner of Generate Strategic Credit Fund GP, L.P. and Generate Capital, PBC is the sole member of GCP Holdings I, LLC. As result of these relationships, each of these entities may be deemed to have or share beneficial ownership of the Warrants held of record by Generate Strategic Credit Master Fund I-B, L.P.

(2)	Consists of the Warrant Shares issuable upon the exercise of the Warrants. The actual number of shares that may be acquired by the Selling Securityholder is not currently known. The shares of common stock issuable upon exercise of the Warrants are subject to a beneficial ownership limitation of 9.99%, which limitation restricts the Selling Securityholder from exercising that portion of the Warrants that would result in the Selling Securityholder and its affiliates owning upon such exercise a number of shares of our common stock in excess of the beneficial ownership limitation of 9.99%.

(3)	Consists of the Warrants issued in the Private Placement.

(4)	Assumes the sale of all Securities offered by the Selling Securityholder pursuant to this prospectus.

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USE OF PROCEEDS

The Securities to be offered and sold using this prospectus will be offered and sold by the Selling Securityholder named in this prospectus. Accordingly, we will not receive any proceeds from any sale of the Securities in this offering. We will pay all of the fees and expenses incurred by us in connection with this registration.

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PLAN OF DISTRIBUTION

The Selling Securityholder and any of its pledgees, donees, transferees, assignees and successors in-interest may, from time to time, sell any or all of the Securities on any stock exchange, market or trading facility on which the Securities are traded or quoted or in private transactions. These sales may be at fixed or negotiated prices. The Selling Securityholder may use any one or more of the following methods when selling Securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

●	block trades in which the broker-dealer will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	distribution of the securities by the Selling Securityholder to its partners, members, equityholders or creditors;

●	underwritten offerings;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale, or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	through the writing or settlement of options on the Securities, swaps or other derivatives transactions, whether through an options or derivatives exchange or otherwise;

●	through put or call transactions relating to the Securities;

●	pledges of the Securities as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of the Securities;

●	to cover short sales made after the date that this registration statement is declared effective by the SEC;

●	broker-dealers may agree with the Selling Securityholder to sell a specified number of such Securities at a stipulated price per Security;

●	sales in other ways not involving market makers or established trading markets, including direct sales to institutions or individual purchasers;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

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The Selling Securityholder may also sell Securities under Rule 144 promulgated under the Securities Act or another exemption, if available, rather than under this prospectus. The Selling Securityholder shall have the sole and absolute discretion not to accept any purchase offer or make any sale of Securities if it deems the purchase price to be unsatisfactory at any particular time.

The Selling Securityholder or its respective pledgees, donees, transferees or other successors in interest, may also sell the Securities directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholder and/or the purchasers of Securities for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the Securities will do so for their own account and at their own risk. It is possible that the Selling Securityholder will attempt to sell Securities in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the Securities offered in this prospectus will be issued to, or sold by, the Selling Securityholder. The Selling Securityholder and any brokers, dealers or agents, upon effecting the sale of any of the Securities offered in this prospectus, may be deemed to be “underwriters” as that term is defined under the Securities Act, the Exchange Act and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the Securities, but excluding brokerage commissions or underwriter discounts.

The Selling Securityholder, alternatively, may sell all or any part of the Securities offered in this prospectus through an underwriter. The Selling Securityholder has not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The Selling Securityholder may pledge its Securities to its brokers under the margin provisions of customer agreements. If the Selling Securityholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged Securities. The Selling Securityholder and any other persons participating in the sale or distribution of the Securities will be subject to applicable provisions of the Exchange Act, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the Securities by, the Selling Securityholder or any other such person. In the event that the Selling Securityholder is deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then the Selling Securityholder will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In addition, if a short sale is deemed to be a stabilizing activity, then the Selling Securityholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the Securities.

If the Selling Securityholder notifies us that it has a material arrangement with a broker-dealer for the resale of the Securities, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the Selling Securityholder and the broker-dealer.

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DESCRIPTION OF SECURITIES

The following summary of the rights of our capital stock is not complete and is subject to and qualified in its entirety by reference to our Articles of Incorporation, as amended (the “Articles of Incorporation”) and our Bylaws (the “Bylaws”), copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

We have authorized capital stock consisting of 75,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share, of which 6,040,000 shares have been designated as shares of Series A Preferred Stock and 187,500 have been designated as Series B Preferred Stock, as of September 18, 2025. Unless stated otherwise, the following discussion summarizes the terms and provisions of our Articles of Incorporation and our Bylaws. This description is summarized from, and qualified in its entirety by reference to, our Articles of Incorporation and our Bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, and the applicable provisions of the Nevada Revised Statutes, as amended (the “NRS”). For a description of the terms of our preferred stock, see Exhibit 4.14 to our Annual Report on Form 10-K, filed with the SEC on March 31, 2025.

Common Stock

Voting rights

The holders of our common stock are entitled to one vote per share held on all matters on which a vote of our common stockholders is taken. Stockholders do not have cumulative voting rights in the election of directors. The election of directors of the Company is decided by plurality vote and all other questions are decided by a majority of the votes cast by our stockholders present in person or by proxy, except as otherwise required by the NRS or our Articles of Incorporation. Our Articles of Incorporation provide that notwithstanding any other provision of our Articles of Incorporation or our Bylaws (and notwithstanding the fact that some lesser percentage may be specified by law, the Articles of Incorporation, or the Bylaws), any director or the entire Board of Directors of the Company (the “Board”) may be removed at any time, but only for cause upon the affirmative vote of 75% or more of the outstanding shares of capital stock entitled to vote for the election of directors at a meeting called for that purpose.

The Board is divided into three classes, with each class consisting, as nearly as may be possible, of one-third of the total number of directors, with the terms of the classes scheduled to expire in successive years. At each annual meeting of the Company’s stockholders, the stockholders elect the members of a single class of directors for three-year terms.

Dividends

The holders of our common stock are entitled to receive dividends when, as, and if declared by the Board, out of funds legally available therefor.

Liquidation

Except as otherwise provided under our Articles of Incorporation (including the terms of any preferred stock), upon liquidation, dissolution, or the winding up of the Company, holders of our common stock are entitled to receive any remaining assets of the Company in proportion to the respective number of shares held after payment of and reservation for Company liabilities.

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Preemptive Rights

The holders of shares of our common stock do not have any preemptive right to subscribe for or purchase any shares of any class or series of our capital stock.

Redemption Rights

Shares of our common stock are not subject to redemption by the Company. To the extent that the Company issues additional shares of common stock, the relative interest in the Company of existing stockholders will likely be diluted.

Anti-Takeover Effects of Certain Provisions of Our Articles of Incorporation and Bylaws, and Nevada Law

Our Articles of Incorporation and Bylaws contain provisions and terms that may delay, defer, or prevent a tender offer or change in control of the Company that a stockholder might consider to be in his, her, or its best interests, including attempts that might result in a premium being paid over the market price for shares of our common stock. The Company expects that such provisions and terms may have the effect of discouraging extraordinary corporate transactions with respect to the Company, such as hostile takeover bids, and will instead encourage any potential acquiror of the Company to first correspond with our Board. These provisions and terms include:

●	Special meetings of stockholders may only be called by the by the chairman of the board or the chief executive officer, or, if there be no chairman of the board and no chief executive officer, by the president, and shall be called by the secretary upon the written request of at least a majority of the Board or the holders of not less than a majority of the voting power of the Company’s stock entitled to vote.

●	The Company maintains a classified Board that is divided into three classes serving for respective three-year terms. As a result, it would take at least two successive annual meetings of shareholders to replace a majority of the members of our Board.

●	Vacancies on the Board may be filled by majority vote of remaining directors then in office, even if less than a quorum, with the individual elected to serve for the remainder of the unexpired term.

●	Any director of the Company may be removed from service as a director only after the affirmative vote of 75% or more of outstanding shares of stock entitled to vote for the election of directors, at a meeting called for that purpose.

Nevada’s “combinations with interested stockholders” statutes, NRS 78.411 through 78.444, inclusive, prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Further, in the absence of prior approval certain restrictions may apply even after such two year period. However, these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” These statutes generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. We made an election to opt out of these statutes in our original articles of incorporation and have not amended such provision.

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Nevada’s “acquisition of controlling interest” statutes (NRS 78.378 through 78.3793, inclusive) contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elect to restore such voting rights. These laws will apply to us as of a particular date if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger at all times during the 90 days immediately preceding that date) and do business in the State of Nevada directly or through an affiliated corporation, unless our Articles of Incorporation or Bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority, or (3) a majority or more of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. These laws may have a chilling effect on certain transactions if our Articles of Incorporation or Bylaws are not timely amended to provide that these provisions do not apply to us or to an acquisition of a controlling interest, or if our disinterested stockholders do not confer voting rights in the control shares.

Further, NRS 78.139 provides that directors may resist a change or potential change in control of a corporation if the board of directors determines that the change or potential change in control is opposed to or not in the best interest of the corporation upon consideration of any relevant facts, circumstances, contingencies or constituencies pursuant to NRS 78.138(4).

We expect the existence of these provisions may have an anti-takeover effect with respect to transactions that our Board does not approve in advance and could result in making it more difficult to accomplish transactions that our stockholders may see as beneficial such as (i) discouraging business combinations that might result in a premium over the market price for the shares of our common stock; (ii) discouraging hostile takeovers which could inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts; and (iii) preventing changes in our management.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC (the “Transfer Agent”) (formerly: American Stock Transfer & Trust Company, LLC). The Transfer Agent’s address is 48 Wall Street, 23rd Floor, New York, NY 10005.

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National Securities Exchange Listing

Our common stock is currently listed on Nasdaq under the symbol “SLNH.”

Common Warrants

The following summary of certain terms and provisions of the Common Warrants that is being registered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Common Warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Common Warrant for a complete description of the terms and conditions of the Common Warrants.

Duration and Exercise Price

Each Common Warrant offered hereby has an initial exercise price per share equal to $1.18 per share. The Common Warrants became exercisable immediately upon issuance and will expire five years from the date of issuance. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability

The Common Warrants are exercisable, at the option of the holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise at any time a registration statement registering the resale or other disposition of the shares of common stock underlying the Common Warrants under the Securities Act is effective and available for such shares, or an exemption from registration under the Securities Act is available for such shares (except in the case of a cashless exercise as discussed below). Except as agreed with the holder of the Common Warrant, the holder (together with its affiliates) may not exercise any portion of the Common Warrant to the extent that the holder would own more than 9.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the beneficial ownership limitation to a percentage not to exceed 9.99%.

Cashless Exercise

If at any time after the six (6) month anniversary of the issuance date, there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the Common Warrant Shares by the holder, the Common Warrants may also be exercised, in whole or in part and at the sole discretion of the holder, at such time by means of a “cashless exercise” in which the holder shall be entitled to receive upon such exercise a number of shares of Common Stock equal to the quotient obtained according to a formula set forth in the Common Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Common Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of more than 50% of the voting power represented by our outstanding common stock, the holder of the Common Warrant will be entitled to receive upon exercise of the Common Warrant the kind and amount of securities, cash or other property that the holder would have received had it exercised the Common Warrants immediately prior to such fundamental transaction.

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Transferability

Subject to applicable laws, the Common Warrants may be transferred at the option of the holder upon surrender of the Common Warrants together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Fractional Shares.

No fractional shares of common stock will be issued upon the exercise of the Common Warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Amendments.

No term of a Common Warrant may be amended or waived without the written consent of the Company and the holder of such Common Warrant.

Exchange Listing

We do not intend to list the Common Warrants on any securities exchange or nationally recognized trading system.

Rights as a Stockholder

Except as otherwise provided in the Common Warrants or by virtue of the holder’s ownership of shares of our common stock, the holder of the Common Warrants does not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise the Common Warrants.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that is being registered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and Exercise Price

The Pre-Funded Warrants offered hereby has an initial exercise price per share of $0.0001 per share. The Pre-Funded Warrants became exercisable immediately upon issuance and will expire five years from the date of issuance. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

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Exercisability

The Pre-Funded Warrants are exercisable, at the option of the holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Except as agreed with the holder of the Pre-Funded Warrant, the holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 9.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the beneficial ownership limitation to a percentage not to exceed 9.99%.

Cashless Exercise

The Pre-Funded Warrants may also be exercised, in whole or in part, at the sole discretion of the holder , by means of a “cashless exercise” in which the holder shall be entitled to receive upon such exercise a number of shares of common stock equal to the quotient obtained according to a formula set forth in the Pre-Funded Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of more than 50% of the voting power represented by our outstanding common stock, the holder of the Pre-Funded Warrant will be entitled to receive upon exercise of the Pre-Funded Warrant the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrant immediately prior to such fundamental transaction.

Transferability

Subject to applicable laws, the Pre-Funded Warrants may be transferred at the option of the holder upon surrender of the Pre-Funded Warrants together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Fractional Shares.

No fractional shares of common stock will be issued upon the exercise of the Pre-Funded Warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Amendments.

No term of a Pre-Funded Warrant may be amended or waived without the written consent of the Company and the holder of such Pre-Funded Warrant.

Exchange Listing

We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

Rights as a Stockholder

Except as otherwise provided in the Pre-Funded Warrant or by virtue of such holder’s ownership of shares of our common stock, the holder of the Pre-Funded Warrant does not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise the Pre-Funded Warrant.

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LEGAL MATTERS

The validity of the shares of our common stock offered hereby will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada. Unless otherwise indicated in the prospectus, certain legal matters in connection with the offering and the enforceability of the Warrants offered by this prospectus is being passed upon for us by Lowenstein Sandler LLP, New York, New York.

EXPERTS

The consolidated balance sheets of Soluna Holdings, Inc. and its subsidiaries as of December 31, 2024 and 2023, and the related consolidated statements of operations, changes in equity, and cash flows for each of the years then ended have been audited by UHY LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. Pursuant to SEC rules, this prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our securities, reference is made to our SEC filings and to the registration statement and the exhibits and schedules to the registration statement of which this prospectus forms a part. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

In addition, registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s web site at http://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the SEC.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance with such requirements, will file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection and copying at the web site of the SEC referred to above. We also maintain a website at www.solunacomputing.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.

We incorporate by reference the documents listed below that we have previously filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 31, 2025;

●	our Quarterly Reports on Form 10-Q for the period ended March 31, 2025, filed with the SEC on May 15, 2025, and for the period ended June 30, 2025, filed with the SEC on August 14, 2025;

●	our Current Reports on Form 8-K filed with the SEC on February 10, 2025, March 18, 2025, March 27, 2025, March 28, 2025, April 29, 2025, May 8, 2025, July 3, 2025, July 9, 2025, July 17, 2025, August 8, 2025, August 20, 2025, September 16, 2025, and September 23, 2025 (other than any portions thereof deemed furnished and not filed); and

●	the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on March 22, 2021, as updated by the Description of Securities set forth on Exhibit 4.14 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 31, 2025, including any amendments thereto or reports filed for the purposes of updating this description.

All other reports and documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date that this registration statement becomes effective and after the date of this prospectus but before the termination of the offering of the securities described in this prospectus shall be deemed to be incorporated by reference into this prospectus.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Soluna Holdings, Inc.

325 Washington Avenue Extension

Albany, NY 12205

(518) 218-2550

Attn: Christopher Gandolfo

hello@soluna.io

You may also access these filings on our website at www.solunacomputing.com. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide different or additional information on our behalf. An offer of these securities is not being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date of those respective documents.

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2,000,000 Common Warrants to Purchase Up to 2,000,000 Shares of Common Stock

2,000,000 Pre-Funded Warrants to Purchase Up to 2,000,000 Shares of Common Stock

4,000,000 Shares of Common Stock Underlying the Common Warrants and the Pre-Funded Warrants

PRELIMINARY PROSPECTUS

, 2025.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the sale and distribution of the securities being registered. All amounts are estimates except the SEC registration fee.

SEC Registration Fee	$1,013.53
Legal Fees and Expenses	$20,000.00
Accounting Fees and Expenses	$5,000.00
Miscellaneous	$2,000.00
Total:	$28,013.53

Item 15. Indemnification of Directors and Officers

NRS 78.138 provides that, unless the corporation’s articles of incorporation for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless the statutory presumption that such director or officer has acted in good faith, on an informed basis and with a view to the interests of the corporation has been rebutted, and it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of law. Our Articles of Incorporation provide that no director or officer shall have any personal liability to the Company or its stockholders for damages for breach of fiduciary duty as a director or officer, except for (i) acts that involve intentional misconduct, fraud, or a knowing violation of the law or (ii) the payment of dividends in violation of the NRS.

Section 78.7502(1) of the NRS provides that a corporation may indemnify, pursuant to that statutory provision, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise or as a manager of a limited liability company, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person is not liable pursuant to NRS 78.138 or if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

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NRS 78.7502(2) permits a corporation to indemnify, pursuant to that statutory provision, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification pursuant to NRS 78.7502 may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after any appeals taken therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. NRS 78.751(1) provides that a corporation shall indemnify any person who is a director, officer, employee or agent of the corporation, against expenses actually and reasonably incurred by the person in connection with defending an action (including, without limitation, attorney’s fees), to the extent that the person is successful on the merits or otherwise in defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited liability company, or any claim, issue or matter in such action.

NRS 78.751 provides that the indemnification pursuant to NRS 78.7502 shall not be deemed exclusive or exclude any other rights to which the indemnified party may be entitled (except that indemnification may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable for intentional misconduct, fraud or a knowing violation of the law and such intentional misconduct, fraud or a knowing violation of the law was material to the cause of action) and that the indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators. NRS 78.752 permits a corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Bylaws provide that the Company shall, to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition.

In addition, we have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments and fines incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or any other company or enterprise to which the person provides services at our request.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in the Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

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Item 16. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation of Soluna Holdings, Inc., formerly known as Mechanical Technology, Incorporated (incorporated by reference from Exhibit 3.1 of the Company’s Form 10-K Report for the year ended December 31, 2020 (the “2020 Form 10-K”)).

3.2	Certificate of Amendment filed with the Secretary of State of Nevada dated June 9, 2021 (incorporated by reference from Exhibit 3.1 of the Company’s Form 8-K Report filed June 15, 2021).

3.3	Certificate of Amendment to Articles of Incorporation filed with the Secretary of State of Nevada on November 2, 2021 (incorporated by reference from Exhibit 3.1 of the Company’s Form 8-K Report filed November 4, 2021).

3.4	Bylaws of Soluna Holdings, Inc., formerly known as Mechanical Technology, Incorporated, (incorporated by reference from Exhibit 3.2 of the 2020 Form 10-K).

3.5	Certificate of Designations, Preferences and Rights of 9.0% Series A Cumulative Perpetual Preferred Stock filed with the Secretary of State of the State of Nevada on August 18, 2021 (Incorporated by reference to the Company’s Form 8-A, filed with the SEC on August 19, 2021).

3.6	Certificate of Amendment to Certificate of Designations, Preferences and Rights of 9.0% Series A Cumulative Perpetual Preferred Stock, filed with the Secretary of State of the State of Nevada on December 22, 2021 (Incorporated by reference to the Company’s Form 8-K Report filed with the SEC on December 29, 2021).

3.7	Certificate of Amendment to Certificate of Designations, Preferences and Rights of 9.0% Series A Cumulative Perpetual Preferred Stock, filed with the Secretary of State of the State of Nevada on April 21, 2022 (Incorporated by reference to the Company’s Form 8-K Report filed with the SEC on April 27, 2022).

3.8	Certificate of Designation of Series B Convertible Preferred Stock, filed with the Nevada Secretary of State on July 20, 2022 (incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K Report filed October 17, 2023).

3.9	Certificate of Change dated October 11, 2023 (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K Report filed October 17, 2023).

3.10	Form of Certificate of Amendment to the Certificate of Designation for the Series B Stock (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on October 3, 2024).

4.1	Form of Common Warrant (Incorporated by reference from Exhibit 4.1 of the Company’s Form 8-K Report filed with the SEC on September 16, 2025).

4.2	Form of Pre-Funded Warrant (Incorporated by reference from Exhibit 4.2 of the Company’s Form 8-K Report filed with the SEC on September 16, 2025).

5.1*	Opinion of Brownstein Hyatt Farber Schreck, LLP.

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5.2*	Opinion of Lowenstein Sandler LLP.

10.1†^	Credit and Guaranty Agreement, dated as of September 12, 2025, by and among the Company and the parties thereto (Incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K Report filed with the SEC on September 16, 2025).

10.2	Registration Rights Agreement, dated September 12, 2025, between the Company and Generate Strategic Credit Master Fund I-B, L.P. (Incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K Report filed with the SEC on September 16, 2025).

23.1*	Consent of UHY LLP.

23.2*	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1).

23.3*	Consent of Lowenstein Sandler LLP (included in Exhibit 5.2).

24.1*	Power of Attorney (contained in the signature page of this registration statement).

107*	Filing Fee Table.

*	Filed herewith.

†	Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally a copy of any of the omitted schedules and exhibits to the SEC on a confidential basis upon request.

^	The Company has omitted portions of the referenced exhibit pursuant to Item 601(b) of Regulation S-K, because they (a) are not material and (b) are the type that the Company treats as private or confidential.

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(b)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	For the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(e)	That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

(f)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany, New York, on September 26, 2025.

SOLUNA HOLDINGS, INC.

By:	/s/ John Belizaire
John Belizaire Chief Executive Officer

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POWER OF ATTORNEY

We, the undersigned officers and directors of Soluna Holdings, Inc., hereby severally constitute and appoint John Belizaire and David C. Michaels, and each of them singly (with full power to each of them to act alone), to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated:

Person	Capacity	Date

/s/ John Belizaire	Chief Executive Officer, Director	September 26, 2025
John Belizaire	(Principal Executive Officer)

/s/ David C. Michaels	Interim Chief Financial Officer, Director	September 26, 2025
David C. Michaels	(Principal Financial Officer)

/s/ Jessica L. Thomas	Chief Accounting Officer	September 26, 2025
Jessica L. Thomas	(Principal Accounting Officer)

/s/ Michael Toporek	Executive Chairman	September 26, 2025
Michael Toporek

/s/ Edward R. Hirshfield	Director	September 26, 2025
Edward R. Hirshfield

/s/ Matthew E. Lipman	Director	September 26, 2025
Matthew E. Lipman

/s/ Thomas J. Marusak	Director	September 26, 2025
Thomas J. Marusak

/s/ William Hazelip	Director	September 26, 2025
William Hazelip

/s/ William Phelan	Director	September 26, 2025
William Phelan

/s/ John Bottomley	Director	September 26, 2025
John Bottomley

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